Exhibit 10.22

LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of June 29, 2011 is between CONFORMIS, INC., a Delaware corporation having its principal place of business at 11 North Avenue, Burlington, Massachusetts 01803 (the “Borrower”) and MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, and having a principal place of business at 160 Federal Street, Boston, Massachusetts 02110 (the “Lender”).

WHEREAS, the Borrower has requested and the Lender has consented to the extension of a term loan facility of up to $1,445,000 (the “Loan”) for the purpose of equipment purchases including set-up and building upgrade costs associated with Borrower’s manufacturing expansion and relocation; and

NOW THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement and of the faithful performance of said covenants and agreements, the Borrower and the Lender covenant, agree, represent and warrant as follows:

SECTION 1

DEFINITIONS

Unless the context otherwise requires, the terms defined in this section will, for all purposes of this Agreement, have the meanings specified.  The following definitions are equally applicable to both the singular and plural forms of any of the terms defined.  All terms of accounting significance used (unless otherwise specified) will be determined by reference to the Borrower’s books of account and in conformity with GAAP as applied to the books of account in the opinion of a certified public accountant of recognized standing selected by the Borrower and approved by the Lender.

Advance.  Each advance of funds made by the Lender to the Borrower under the Loan.

Advance Period.  A period of eighteen (18) months commencing on the Closing Date, as defined below, during which Advances may be made by the Lender in accordance with this Agreement.

Affiliate.  Any Person who directly or indirectly controls, or is controlled by, or is under common control with the Borrower.

Agreement.  This entire Loan Agreement with all the Exhibits and Schedules, if any, attached.

Borrower.  As defined in the preamble to this Agreement.

Closing Date.  The date on which the condition set forth in Section 2.6 to this Agreement have been satisfied or waived in writing by the Lender.

Collateral.  The Equipment listed on Schedule 1 attached hereto, including all additions, substitutions, replacements and improvements to, and proceeds thereof.

Default.  Any event or condition specified in Section 5.1 to this Agreement so long as any applicable requirements for the giving of notice or lapse of time or both have not been fulfilled.

Environmental Event.  Any (a) receipt by the Borrower of any notice or claim from any Governmental Authority of any violation of any Environmental Law by the Borrower or of any action against the Borrower based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation or treatment of Hazardous Substances on, at or from the Project Location by Borrower; or (b) presence or release by the Borrower of Hazardous Substances at, from or upon any of the property described in clause (a) above that has resulted in any contamination or deterioration of any portion of such property or any other affected property resulting in a level of contamination greater than the levels permitted or established by any Governmental Authority having jurisdiction over the Borrower or any of such property.

Environmental Laws.  Any and all federal, foreign, state, local and other governmental statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, or other governmental restrictions relating to the environment or the release of any materials into the environment.

Event of Default.  Any event or condition specified in Section 5.1 if all applicable requirements for the giving of notice or lapse of time or both have been fulfilled.

Financial Statements.  The audited financial statements of the Borrower as of December 31, 2010 and the unaudited balance sheet of the Borrower for each fiscal quarter during the Term of the Loan, together with the statements of cash flows and income of the Borrower for each such quarter ended on such date, as applicable, which statements present fairly the financial position and results of operations of the Borrower at such dates and for such periods in accordance with GAAP.

GAAP.  Generally accepted accounting principles applied consistently with such changes or modifications thereto as may be approved in writing by the Lender.

Governmental Authority.  Any agency, authority, body, board, commission, court, instrumentality, department, bureau, legislature or office of any nature whatsoever for any government unit or political subdivision, whether foreign, federal, state, county, district, municipal or otherwise, and whether now or hereafter in existence.

Hazardous Substances.  Any “hazardous material” or “hazardous substances” as defined in any of the Environmental Laws, as well as asbestos and materials containing asbestos.

Indebtedness.  With respect to any entity (a) all obligations of the entity which in accordance with GAAP are classified upon the balance sheet of such entity as liabilities (except capital stock, including redeemable preferred stock, and surplus earned or otherwise), and in any event, without limitation by reason of enumeration, all capitalized lease obligations, debt and other similar monetary obligations of the entity for borrowed money, whether direct, indirect or guaranteed, and all premium, if any, due at the required prepayment date of any such indebtedness, but excluding endorsement of obligations of others deposited by the entity to its account for collection; and (b) all indebtedness secured by mortgage, pledge, lien, charge or encumbrance on assets owned by the entity, whether or not the indebtedness was actually created, assumed or incurred by the entity; and the acquisition by an entity of assets subject to any mortgage, pledge, lien, charge or encumbrance shall be deemed to be the equivalent of the creation, assumption and incurring of the indebtedness secured by the assets.  In computing the amount of Indebtedness at any date, there shall be included an amount equal to all reserves at the date in respect of debts and other similar monetary obligations of the entity, either direct or guaranteed.

Interest Rate.  Interest Rate for the Note means 6.50% per annum.

Lease.  Lease of 29,227 square feet of space by N.W. Middlesex 36 Trust (the “Landlord”) to Borrower, dated August 26, 2010, in connection with certain real property located at the Project Location.

Legal Requirements.  All statutes, codes, ordinances (and rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any federal, state, municipal or other government, or any department, commission, board, bureau, agency or instrumentality of any of them, which may at any time be applicable to the Borrower.

Lender.  As defined in the preamble to this Agreement.

Liens.  Any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

Loan Documents.  This Agreement, with Exhibits and Schedules thereto, the Note, the Security Agreement and all other agreements, documents, instruments and certificates delivered by the Borrower or others to the Lender in connection with this Agreement.

Material Adverse Effect.  Any materially adverse effect on the financial condition, properties, assets, business, business operations or results of operations of the Borrower or the material impairment of the ability of the Borrower to perform its business as currently conducted or proposed to be conducted or its obligations hereunder or under any of the other Loan Documents.

Maturity Date.  June, 2018.

Note.  The seven year Term Note of the Borrower in the original principal amount of $1,445,000 executed in connection with this Agreement and evidencing the Loan with interest at the rate of 6.50% per annum.

Obligations.  All of the Borrower’s covenants, agreements and obligations contained in the Loan Documents, including all debts, liabilities and obligations of the Borrower to the Lender of every description hereunder, direct or indirect, absolute or contingent, due or to become due, now existing or in the future arising in each case under this Agreement or any other

Loan Document, excluding the terms of the Warrant, but specifically including Borrower’s obligation to issue the Warrant.

Operations.  The Borrower’s research, development and manufacture of partial and full knee replacement systems.

Permits.  All licenses, approvals, qualifications, variances, permissive uses, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations (including, without limitation, building permits, subdivision approvals and subdivision plans) benefiting, relating to or affecting any of the Collateral or other property or assets of the Borrower and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services by the Borrower and all renewals, replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority or maintained or used by the Borrower or entered into by the Borrower with any other Person.

Permitted Transfers.  The conveyance, sale, lease, transfer or disposition by the Borrower or any subsidiary of Collateral during any fiscal year with Lender’s prior written consent.

Person.  An individual, a corporation, a partnership, a limited liability company, a joint stock association, a business trust or a government or any agency or subdivision of a government.

Project Location.  11 North Avenue, Burlington, Massachusetts 01803.

Security Agreement.  The Security Agreement by the Borrower in favor of the Lender executed in connection with this Agreement.

Warrants.  Warrants to purchase 16,000 shares of Series D Preferred Stock of the Borrower with a term of ten (10) years with an exercise price of $6.00 per share.

SECTION 2

THE LOAN

Subject to the terms of this Agreement and in reliance on the representations, warranties and agreements of the Borrower, the Lender agrees to make the Loan described in this section.

2.1                               General Terms.  Subject to the terms hereof, from the date hereof through the Maturity Date the Lender will lend the Borrower up to the principal sum of $1,445,000 on a term loan basis, as set forth below.  At the time of making the initial Advance under the Loan the Borrower shall execute and deliver to the Lender the Note.  The Loan is being solely funded from the Emerging Technology Fund of the Commonwealth of Massachusetts and not from the Lender’s general fund assets.

2.2                               Disbursement of the Loan.  Except as otherwise contemplated in this Agreement, the Lender will disburse the proceeds of the Note to the Borrower’s in accordance with a disbursement authorization to be executed by the Borrower as of the date hereof or as otherwise directed by the Borrower.  The Loan shall be disbursed in one or more Advances as requested by the Borrower in accordance with this Agreement.

2.3                               The Loan.  Subject to the terms hereof, the Lender agrees to lend to the Borrower, on a term loan basis, the amount of up to $1,445,000 with payment terms to be in accordance with the provisions of the Note.  All remaining outstanding indebtedness evidenced by the Note will be due and payable on the Maturity Date.  The Borrower shall have the right to repay the Loan in whole or in part at any time, without premium or penalty.

2.4                               Interest Rate and Payments of Interest.  Principal and interest on the Loan will be payable at the interest rate and upon the terms provided in the Note.  Notwithstanding the foregoing, any payment not received within ten (10) days of its due date will be subject to an additional charge of five percent (5.00%) of the amount due.

2.5                               Security.  The Obligations are secured by a first priority perfected security interest in the Collateral owned by the Borrower consisting of certain Equipment listed on Schedule 1 hereto including all additions, substitutions, replacements and improvements to and proceeds of such Equipment.  When the Obligations have been repaid in full, the Lender’s security interest in the Collateral shall automatically be released and at the request of the Borrower the Lender shall deliver to the Borrower all Collateral held by it and such discharges, termination statements or other instruments as will be required to release completely the respective liens and security thereof.

2.6                               Conditions Precedent to the Loan.  The Lender’s obligations under this Agreement, including funding the Loan and making any Advances under the Loan, are subject to the accuracy of the representations and warranties made by the Borrower in the Loan Documents, to the performance by the Borrower of its agreements in the Loan Documents, to the terms provided in this Agreement, and to the satisfaction or waiver by the Lender in writing, in whole or in part, of each of the following additional conditions:

2.6.1                     Authority.  The Lender shall be satisfied as to the authority of the Borrower to enter into and deliver the Loan Documents.  Borrower must provide satisfactory documents and opinions of counsel as to the due organization, valid existence and good standing of the Borrower, and its qualification to do business in Massachusetts and the enforceability of all documents executed by the Borrower.

2.6.2                     Conflict with Outstanding Instruments.  Consummation of the transactions contemplated by this Agreement and compliance with the terms of the Loan Documents will not conflict with or result in a breach of any outstanding agreements or other instruments to which the Borrower is a party or by which the Borrower or any of its property is bound.

2.6.3                     Perfection of Security.  The security referred to in Section 2.5 shall have been perfected in favor of the Lender and the Collateral shall be subject to no liens or encumbrances of any kind or nature.  The Collateral shall not be subject to any subordinate or other security interest and no subordinate or other security interest in the Collateral shall be granted by the Borrower with Lender’s prior written consent.

2.6.4                     Insurance.  The Lender shall have received satisfactory evidence that the insurance required pursuant to the Security Agreement and Section 3.12 hereof is in force and all premiums paid, or financed under acceptable premium financing arrangements.

2.6.5                     No Material Adverse Change.  There is no outstanding or threatened litigation, contingent liabilities or other proceedings, the outcome of which could be reasonably expected to have a Material Adverse Effect nor has there been any change in the financial condition or business of the Borrower which could reasonably be expected to have a Material Adverse Effect.

2.6.6                     Satisfaction of Lender and its Counsel.  All actions to be taken in connection with the transactions contemplated by the Loan Documents will be reasonably satisfactory in form and substance to the Lender and to the Lender’s counsel.  The Lender shall have received copies of all documents which it may reasonably request in connection with the transactions, which documents shall be in form and substance reasonably satisfactory to the Lender and to the Lender’s counsel.

2.6.7                     Delivery of Documents.  The Lender shall have received all of the documents listed on the Closing Document Agenda, attached as Exhibit A hereto, in form and content reasonably satisfactory to the Lender and its counsel.

2.6.8                     Advances.  During the Advance Period, subject to the conditions set forth herein and provided no Event of Default occurs, the Lender agrees to make Advances under the Loan with respect to purchases upon the receipt from the Borrower and review by the Lender of a written request by the Borrower, substantially in the form of Exhibit B attached hereto, attaching copies of invoices for such purchases, corresponding serial numbers, evidence of delivery of the equipment, and such other supporting documentation as the Lender may reasonably request (the “Requisition Certificate”).  Each request for an Advance shall be deemed a certification by the Borrower that: (a) the Borrower has approved such invoices for payment; (b) any equipment covered by such requested Advance has been inspected, installed and accepted by the Borrower, all to Borrower’s satisfaction; (c) the statements, representations, warranties and agreements made by the Borrower to the Lender in connection with the Loan continue to be correct as of the date of the requisition; and (d) no Event of Default has occurred under this Agreement.

The Borrower hereby represents and covenants that all purchases of goods, materials, and services using the Advances described in this section shall be for only the goods, materials, and services as approved by the Lender and any such goods, materials, and services purchased with such Advances shall be free of any security interests other than the Lender’s security interest, or any Permitted Liens.  Furthermore, there shall be no mechanics’ liens or other liens or claims outstanding against such goods, materials, and purchases purchased with such Advances.  The Lender, at its option, may make each Advance payable to the Borrower (to reimburse the Borrower for paid invoices) and/or directly to the Person furnishing the goods, materials, and services which formed the basis for the Advance.  Under no circumstance will any Advance be made by Lender after the Advance Period has expired.

2.6.9                     Tax Payments.  With respect to the equipment purchased with proceeds from the Loan, Borrower shall, on or prior to the Lender making the applicable Advance, present evidence satisfactory to the Lender that all installments of taxes, in-lieu payments, service fees, and all assessments, and any other prior lien charges then due and payable, have been paid in full or that such equipment or that such leasehold improvements, equipment, leasehold interests and other assets are tax exempt.

2.6.10              Form of Warrant.  No later than ten (10) days prior to the Closing Date Borrower shall deliver to Lender and Lender’s counsel the form of Warrant and Series D Preferred Stock terms required pursuant to Section 3.19 of this Agreement, which shall be in form and substance satisfactory to Lender and its counsel, which Warrant shall be attached hereto as Exhibit C.

2.6.11              On the Closing Date, Lender shall submit to Borrower a requisition for Lender’s Closing costs, including legal fees and out of pocket disbursements, and Borrower shall pay the same at Closing out of its own funds.

SECTION 3

PARTICULAR COVENANTS OF BORROWER

As long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, the Borrower covenants and agrees as follows:

3.1                               Payment of Principal and Interest.  The Borrower agrees to pay when due the principal of and interest on the Loan, all such payments to be in such currency as is legal tender for the payment of public and private debts at the time of payment.

3.2                               Keep Books and Set Aside Reserves.  The Borrower agrees (a) to keep proper books of record and account in which full and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Borrower, (b) to set up on its books proper reserves with respect to all taxes, assessments, charges, levies and claims referred to in Section 3.8 of this Agreement; and (c) to set up on its books from its earnings reserves against, or appropriate write-offs of, doubtful accounts receivable, advances and securities which are proper for businesses of the type conducted by the Borrower or required by GAAP.

3.3                               Financial Statements, Certificates and Information.  The Borrower will furnish to the Lender:

3.3.1                     As soon as available and in any event within one hundred eighty (180) days after the last day of each fiscal year, complete audited financial statements prepared by an independent certified public accountant of recognized standing selected by the Borrower and reasonably satisfactory to the Lender, covering the operations of the Borrower for such fiscal year and containing statements of earnings and of retained earnings and paid-in surplus for such year, statements of cash flow, and balance sheets and income statement as at the close of such year, each accompanied by (a) statements in comparative form for the preceding fiscal year, (b) all notes, appropriate schedules, disclosures, and supplemental information pertaining to such statements, (c) a certification of the Borrower’s chief financial officer that such financial statements fairly represent the Borrower’s financial condition at the end of such period and the results of its operations during such period;

3.3.2                     As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower during the loan term, a company prepared financial statement consisting of a balance sheet and profit and loss statement certified by the President or Chief Financial Officer of the Borrower;

3.3.3                     Promptly after the commencement thereof, notice of each action, suit or proceeding by or before any Governmental Authority affecting the Borrower which could (singly or in the aggregate) be reasonably expected to have a Material Adverse Effect;

3.3.4                     Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any letter of comments directed by such accountants to the management of the Borrower;

3.3.5                     As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any event which would constitute a reportable event under ERISA with respect to any employee pension or other benefit plan subject to ERISA has occurred, or that the PBGC or the Borrower has instituted or will institute proceedings to terminate such plan, a certificate of the chief financial officer of the Borrower setting forth details as to such reportable event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be;

3.3.6                     Immediately upon any change of the Borrower’s independent public accountants, notification thereof and such further information as the Lender may reasonably request concerning the resignation, refusal to stand for reappointment after completion of the current audit or dismissal of such accountants;

3.3.7                     Such additional information and reports concerning the financial condition of Borrower, including, but not limited to, reports concerning Collateral, as the Lender commercially reasonably requests, all in form and detail reasonably acceptable to the Lender.

3.4                               Right of Inspection/Appraisals.  Upon reasonable notice of at least three (3) business days, and during the Borrower’s business hours, any qualified representative or agent of the Lender designated for the purpose in writing by the Lender has the right to visit and inspect the purchases being financed by the Loan, the Lender has the right to visit and inspect the purchases being financed by the Loan and to request and receive from the Borrower and its accountants reports and certificates satisfying all of the requirements of Section 3.3, and to discuss the same with and be advised as to the same by its representatives and its independent certified public accountants, all at such reasonable times and as often as the Lender may reasonably desire, except no more than twice a year (except during the pendency of an Event of Default and then as often as Lender reasonably requires); provided, however, that any confidential or proprietary information derived from the Borrower shall not be disclosed by the Lender to any unauthorized Persons unless required by law.

3.5                               Limitation on Sales, Transfers, Consolidation, Mergers, Etc.  The Borrower will not, without providing twenty (20) business days prior written notice to the Lender, sell, transfer, or lease all or substantially all of its assets to, or consolidate with, or merge into, any Person whether or not the Borrower will be the surviving entity, except for acquisitions by Borrower where (a) such transactions are not otherwise prohibited by Section 3 of this Agreement; (b) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions, including specifically the cash balance requirements of Section 3.17 of this Agreement; and (c) Borrower is the surviving legal entity.

3.6                               Maintenance of Business and Existence, Etc.  The Borrower agrees (a) subject to circumstances beyond its control, to conduct continuously and operate actively its business as presently conducted, (b) to keep in effect its legal existence and foreign qualifications and to comply with all Legal Requirements governing the conduct of its business in all material respects, (c) to make all reports, pay all taxes and license fees and take all other action required to maintain its Permits, and (d) to prevent any Permit from terminating or expiring without renewal if the Borrower reasonably determines the same could have a Material Adverse Effect.

3.7                               Lease.  The Borrower agrees to materially comply with its obligations under the Lease.  Borrower shall deliver to Lender an Estoppel Certificate of the Landlord to the Lease in substantially the form of Exhibit D attached hereto (the “Estoppel Certificate”) certifying, among other things, that the Lease is in full force and effect without any existing defaults known to Landlord, the description of the leased premises, the term thereof, the rent and any additional rent due thereunder and the dates to which paid, the amount of any security deposit paid under such lease, and a description of any leasehold improvements that the Landlord considers to be part of its real property.  In the event that the Borrower’s lease term at the Project Location is not extended for a term reasonably acceptable to Lender, the Loan shall become due and payable upon the end of the lease term.  The terms of the Lease and any successor lease in the Commonwealth of Massachusetts and any amendments thereof shall be acceptable to Lender pursuant to the Emerging Technology Fund (defined below) requirements and Lender’s consent (which shall not be unreasonably withheld) shall be required for any material changes to the Lease or successor lease.

3.8                               Payment of Taxes.  The Borrower agrees to pay promptly all taxes, assessments and governmental charges imposed upon it or upon its income or profits or upon any property belonging to it, including but not limited to the real property subject to the Lease.  The Borrower is not required to pay any tax, assessment or charge if (a) it is not at the time due or can be paid later without unreasonable penalty, or (b) its validity is currently being contested in good faith by appropriate proceedings, and (c) the Borrower has set aside on its books reserves deemed by it adequate with respect to the tax, assessment or charge, and (d) in any case involving a contested tax payment due from it in excess of $10,000, the Borrower gives notice in writing of its action to the Lender.  The Borrower agrees to pay the tax, assessment or charge immediately upon the commencement of proceedings to foreclose any liens securing it or upon institution of distraint proceedings, unless payment previously has been secured by the posting of an appropriate bond or similar surety device.  With respect to the Purchased Equipment, and any other assets of Borrower that are taxable, Borrower shall, at the Loan closing, present evidence satisfactory to the Lender that all installments of taxes, in-lieu payments, service fees, and all assessments, and any other prior lien charges then due and payable, have been paid in full on or before the Loan closing or that such leasehold improvements, equipment, leasehold interests, and other assets are tax-exempt.

3.9                               Limitation on Business with Affiliates, Etc.  The Borrower will not enter into any transaction with an Affiliate except on terms no less favorable to the Borrower than would be usual and customary in similar transactions between Persons not affiliated with each other without the Lender’s consent, which will not be unreasonably withheld.

3.10                        Limitation on Dividends and Distributions.  The Borrower, except as otherwise provided in its Certificate of Incorporation, or other formation documents, and/or as needed for its stockholders to pay taxes on non-monetary gains, will not without the prior written consent of the Lender, (a) declare or pay any dividends in cash on any class of its stock or make any other distributions in cash to its stockholders or (b) directly or indirectly purchase, redeem or retire any of its stock.  Notwithstanding the foregoing to the contrary, Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in capital stock, and (iii) repurchase the stock of former employees, consultants or other service providers pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase.

3.11                        Change of Management.  If, at any time while the Note is outstanding, the individual then holding the office of Chief Executive Officer of the Borrower ceases to be employed in that capacity other than as a result of death or incapacity, a “Change of Management” shall be deemed to have occurred.  If a Change of Management occurs, the Borrower will (a) notify the Lender within five (5) business days thereof in writing, and (b) keep the Lender reasonably informed of the process and progress in filling any such vacant position(s).

3.12                        Insurance.  In addition to the insurance required by the terms of the Security Agreement, the Borrower agrees (a) to keep all its insurable properties insured against such risks as are usually insured against by Persons engaged in the same or a similar business in the same jurisdiction; (b) to maintain public liability insurance against claims for bodily injury, death or property damage, suffered by others upon or in or about any premises occupied by them or occurring as a result of the maintenance or operation of any automobiles, trucks or other vehicles or other facilities; (c) to maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which they may be engaged in business; and (d) to maintain such other insurance coverage as Lender may from time to time reasonably require upon thirty (30) days advanced written notice from the Lender to the Borrower, in coverage and amounts reasonably satisfactory to the Lender.

All insurance for which provision has been made in clauses (a), (b), (c) and (d) of this section: (i) shall be maintained in at least such amounts as the Lender may from time to time reasonably require; (ii) shall name the Lender as an additional insured; (iii) shall contain a provision that it shall not be cancelled or modified without at least thirty (30) days prior notice to the Lender; and (iv) shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, except that the Borrower may effect worker’s compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by the state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.  The Borrower will deliver to the Lender, at any time upon its request, all insurance policies and will deliver to the Lender new policies thereof for any insurance about to expire at least ten (10) days prior to such expiration.

3.13                        Notices.  The Borrower will notify the Lender immediately in writing of any failure to comply with its agreements, representations and warranties contained in this Agreement.  Any such written notification will describe such failure or event in reasonable detail and be signed by the President of the Borrower.  So long as no notice is given, a continuing representation shall be in effect that no failure exists, and the Lender will be entitled to rely upon that continuing representation.

3.14                        Emerging Technology Fund.  The Loan meets, and the use of Advances will at all times meet, the requirements of a qualified investment under the Commonwealth of Massachusetts’ Emerging Technology Fund (the “Fund”) created under Chapter 23 of the Massachusetts General Laws (the “Fund Law”) and that such use will at all times generate a benefit to the Commonwealth of Massachusetts.  There shall be at all times, until the Obligations are repaid in full, at least two private parties, including the Borrower, with funds at risk and/or liable for repayment in the financing subject hereof as required by the Fund Law.  The Loan is being funded solely from the Fund and not from the general assets of Lender.

3.15                        Continuing Security Interest.  The Equipment of the Borrower in which the Lender has been granted a security interest and all additions, substitutions, replacements and improvements to, and the proceeds of, the foregoing will continue to constitute collateral security for all Obligations.

3.16                        Employee Pension Benefit Plans.  The Borrower will (i) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA); and (ii) furnish the Lender, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan.

3.17                        Minimum Cash Balance.  Borrower shall maintain at all times a minimum cash balance of $1,000,000 on Borrower’s balance sheet at all times.

3.18                        Equipment Purchases.  Borrower shall use the proceeds of the Loan to finance no more than eighty-five percent (85%) of the invoice costs of new equipment purchased inclusive of new upgrade equipment purchased in November 2010.

3.19                        Warrant.  On the Closing Date, Borrower will grant and issue a Warrant to the Lender granting Lender the right to purchase from Borrower 16,000 shares of validly issued Series D Preferred Stock of the Borrower with the exercise price per share equal to $6.00.  The term of the Warrant shall be ten (10) years (the “Warrant Term”), provided that, in the event of an IPO, the Warrant Term shall be the later to occur of the (10) years or five (5) years from the date of the IPO and the Warrant shall survive termination of the Loan for any reason.  The shares shall of Series D Preferred Stock be by their terms at any time convertible into shares of common stock of the Borrower by the Lender.  The Warrant shall contain customary cashless exercise rights.  The Series D Preferred Stock issuable upon exercise of the Warrant shall have the same registration and anti-dilution rights as those shares of Series D Preferred Stock issued in recent equity financings.  In connection with receiving such registration rights, the holder of the Warrant agrees to enter into the Company’s Amended and Restated Information and Registration Rights Agreement dates as of June 18, 2008, as then amended or restated, as an “Investor” thereunder upon exercise of the Warrant.

3.20                        Employment Data.  Borrower shall furnish to Lender as soon as practicable (and in any event within thirty (30) days) after the end of each calendar year, employment data for the Borrower’s operations in Massachusetts in a form reasonably acceptable to Lender.

3.21                        Intercreditor Agreement.  Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. (together, “VLL”) and the Lender shall have entered into an Intercreditor Agreement carving out the Collateral for this Loan from VLL’s security interest in the form of Exhibit E hereto.

3.22                        Subordination Agreement.  The investors listed on Schedule 3.22 hereto and Lender shall have entered into a Subordination Agreement amending certain Convertible Promissory Notes to prohibit payment thereon so long as the Loan remains outstanding, upon mutually satisfactory terms in the form of Exhibit F hereto.

3.23                        Negative Covenants.  The Borrower further covenants and agrees that, so long as any Obligations remain outstanding, it will comply, at all times with the following negative covenants unless the Lender shall otherwise have agreed in writing:

(a)                                 The Borrower shall not sell, offer to sell, lease, or otherwise transfer or dispose of the Collateral or any part thereof or any interest therein except for (i) equipment which is replaced with new equipment; (ii) Collateral which is otherwise substituted by the Lender (and which the Lender has obtained a first position perfected security interest in) or (iii) Permitted Transfers.

(b)                                 Except as otherwise contemplated by this Agreement, the Borrower shall not terminate its existence, dissolve, wind up, or liquidate its business.

(c)                                  The Borrower shall not cease the Operations at the Project Location without the Lender’s consent; provided, however, the Borrower may transfer the lease to another location within the Commonwealth of Massachusetts in accordance with Section 3.7 hereto, nor shall the Borrower move Operations from the Project Location to a location outside of the Commonwealth of Massachusetts.

(d)                                 The Borrower shall not grant a subordinate security interest in any Collateral to which Lender is granted a first priority security interest, without Lender’s prior written consent.

3.24                        Landlord Consents.  The Landlord under the Lease shall acknowledge in writing that the Collateral are not fixtures nor otherwise now or will hereafter be part of the Landlord’s real property, or, if they become fixtures, Landlord must agree to reasonable arrangements for removal, at Lender’s request, to the extent feasible and grant Lender a right to enter the leased premises to exercise remedies in relation to the Collateral at the Project Location, if necessary.  Such consent shall be substantially in the form of Exhibit G hereto.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to the Lender, and the representations and warranties are continuing representations so long as any Obligations remain outstanding and will be deemed repeated and confirmed at the time of each request for an Advance under the Loan as though made at and as of such date, as follows:

4.1                               Business, Etc.  The Borrower is a corporation organized, existing and in good standing under the laws of the State of Delaware and is registered to do business as a foreign corporation in each state where the Borrower is required to be so registered, except where the failure to so qualify would not be reasonably expected to have a Material Adverse Effect.  The Borrower has adequate authority and has all necessary material Permits to carry on its business and is entitled to own its property and to carry on its business, all as and in the places where its property is now owned or operated and its business is conducted.  The Borrower is not a member of any partnership or joint venture, and, as of the Closing Date, the Borrower has no subsidiaries other than those listed in Schedule 4.1 attached hereto.

4.2                               Compliance with Legal Requirements/Litigation.  The Borrower is in compliance in all material respects with all Legal Requirements governing the conduct of its business.  The Borrower shall diligently pursue and obtain all material Permits necessary for the conduct of its business and the use of its properties and assets, as presently conducted, owned and used or as proposed to be conducted, owned and used.  The Borrower has not received any notice, not heretofore complied with, from any Governmental Authority or any insurance, accreditation or inspection body that any of its properties, facilities, equipment, procedures or practices fails to comply in any material respect with any applicable Legal Requirement, any Permit or any other requirement of any such authority or body.  No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority is or will be necessary to the valid execution or delivery of, or for the performance by the Borrower of its obligations under, this Agreement, any of the other Loan Documents or other instrument provided for or contemplated by this Agreement, with the exception of consents and approvals heretofore obtained.  Except as set forth on Schedule 4.2 attached hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or its property in any court or before or by any Governmental Authority.

The Borrower is not in default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

4.3                               Capacity.  The Borrower is authorized under all applicable laws to make and perform the Loan Documents, to which it is a party, and all action on its part required for the making and performance of the Loan Documents, to which it is a party, has been taken.  Each of the Loan Documents is the valid and enforceable obligation of the Borrower in accordance with its respective terms, subject to laws of general application affecting creditors’ rights.  Neither the execution and delivery of the Loan Documents, nor compliance with the terms thereof, will conflict with or result in a breach of any provisions of the Borrower’s organizational documents or of any agreement to which the Borrower is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation of any encumbrance upon any property of the Borrower under the terms of any such agreement.

4.4                               Disclosure.  None of the Loan Documents and no certificate or statement furnished to the Lender by the Borrower in connection with the transactions contemplated under the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.  There is no fact presently in existence which now affects or which the Borrower believes is likely in the future (so far as the Borrower can now reasonably foresee) to affect, in a way which is both material and adverse, the business or condition (financial or otherwise) of the Borrower its property or the property subject to the Leases, which fact has not been set forth in this Agreement or in a certificate or statement furnished to the Lender by the Borrower.

4.5                               Use of Proceeds.  The proceeds of the Loan are to be used for equipment purchases.  No part of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin security” as defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.6                               Taxes.  Except as set forth on Schedule 4.6 attached hereto, the Borrower has filed all required tax returns and paid all applicable Federal, state and local taxes, other than (a) taxes not yet due or which may be paid in the future without penalty, or (b) taxes which are currently being contested in good faith by appropriate proceedings and for which the Borrower has established adequate reserves.  The Borrower has no knowledge of any deficiency or additional assessment in connection with any taxes not provided for on its books.

4.7                               Title to Assets.  The Borrower has good, clear and marketable title to the Collateral, free of any mortgages, pledges, charges, liens, security interests or other encumbrances other than Permitted Liens.  All Collateral owned by the Borrower is in good condition and working order (ordinary wear and tear excepted), and has not been damaged without restoration to Lender’s satisfaction.

4.8                               Employee Benefits Plans.

4.8.1                     No “reportable event” (as defined in Section 4043(b) of ERISA) (whether or not waived) has occurred or is continuing with respect to any “employee pension benefit plan” (as defined in Section 3 of ERISA) maintained for employees of the Borrower (a “Pension Benefit Plan”).

4.8.2                     No prohibited transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any Pension Benefit Plan or any other “employee benefit plan” (as defined in Section 3 of ERISA) (together with a Pension Benefit Plan, an “Employee Plan”) maintained for employees of the Borrower and covered by Part 4 of the Subtitle B of Title I of ERISA.

4.8.3                     With respect to each Pension Benefit Plan, the amount for which the Borrower would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 of ERISA would be zero if such plans terminated on the date of this Agreement.  The accumulated benefit obligation under all defined benefit plans of the Borrower was less than the fair value of the assets of those plans.

4.8.4                     The Borrower is not now, nor has been during the preceding five (5) years, a contributing employer to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”).  The Borrower has not (a) ceased operations at a facility so as to become subject to the provisions of Section 4062(f) of ERISA, (b) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (c) ceased making contributions on or before the date hereof to any Pension Benefit Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrower made contributions during any of the five (5) years prior to the date hereof, (d) incurred or caused to occur a “complete withdrawal” (within the meaning of Section 4203 of ERISA) or a “partial withdrawal” (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Benefit Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 of ERISA), or (e) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

4.8.5                     No notice of intent to terminate a Pension Benefit Plan has been filed, nor has any Plan been terminated, pursuant to the provisions of Section 4041(f) of ERISA.

4.8.6                     The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

4.8.7                     The Borrower does not maintain and has never maintained any Pension Benefit Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA.

4.8.8                     There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrower, which could reasonably be expected to be asserted, against any Employee Plan or the assets of any such plan.  No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the best knowledge of the Borrower, threatened against any fiduciary of any Employee Plan.  None of the Employee Plans or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

4.8.9                     All of the Employee Plans comply currently, and have complied in the past, in all material respects both as to form and operation, with their terms and with the provisions of ERISA and the Internal Revenue Code of 1986, and all other applicable laws, rules and regulations (including, but not limited to, the Tax Reform Act of 1986 and all subsequent federal legislation affecting qualified plans generally); all necessary governmental approvals for the Employee Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of such Code of each of the Pension Benefit Plans and each amendment thereto has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 510(a) of the Code of each of the funded welfare benefit plans within the meaning of Section 3(1) of ERISA has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

4.9                               Financial Statements.  The Financial Statements are complete and accurate and fairly present the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, and were prepared in accordance with GAAP (subject in the case of quarterly Financial Statements, to year end adjustments and the absence of footnotes).  The Borrower has no liability, contingent or otherwise, which is not disclosed in the Financial Statements or in any notes thereto that could materially adversely affect the financial condition of the Borrower.  The following representations are true on the date of this Agreement and shall be true at the date of each Advance, in each case since the date of the most recently delivered financial statements: (a) there has been no Material Adverse Effect; (b) neither the business, condition, or operations of the Borrower nor any of its properties or assets has been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any Permit, or any other event or occurrence, whether or not insured against; and (c) except as disclosed in writing to Lender, the Borrower has not experienced any material controversy or problem with its employees or with any labor organization that the Borrower reasonably determines may have a Material Adverse Effect on the business of the Borrower.

4.10                        Environmental Compliance.  To Borrower’s knowledge, Borrower has not owned, occupied or operated a site on which any Hazardous Substances were or are stored without compliance with all Environmental Laws, or disposed of, transported, or arranged for the transport of any Hazardous Substances without compliance with all Environmental Laws, or caused or been legally responsible for any release of any Hazardous Substances.  To Borrower’s knowledge, Borrower and each of its properties, whether or not subject to a Lease, is now in compliance with all Environmental Laws.

4.11                        Incorporated Representations and Warranties.  The representations and warranties of the Borrower contained in the other Loan Documents are hereby incorporated herein by reference, and all of such representations and warranties are true and correct as of the date made (except for changes which are expressly permitted by this Agreement and the other Loan Documents).

SECTION 5

DEFAULTS; EVENTS OF DEFAULT

5.1                               Default Defined.  The following events will constitute Defaults, which, if not cured within any applicable grace period following any applicable notice, will constitute Events of Default:

5.1.1                     The failure to pay within ten (10) days of when it becomes due any principal of the Loan;

5.1.2                     The failure to pay within ten (10) days of when it becomes due any interest on the Loan;

5.1.3                     If the Borrower moves the Equipment or the Operations financed by this Loan from the Project Location to a location outside of the Commonwealth of Massachusetts, or ceases such Operations at the Project Location for any reason without the Lender’s consent (which shall not be unreasonably withheld), or if the Borrower ceases its Operations currently performed in the Commonwealth of Massachusetts, or moves its Operations business out of the Commonwealth of Massachusetts.

5.1.4                     If (a) there is a failure to pay any Obligations other than principal and interest hereunder which continues beyond any applicable period of grace, or (b) there is a failure, other than in the payment of money, to materially perform or materially observe any Obligations which continues beyond any applicable period of grace, (c) any statement, certificate, report, financial statement, representation, covenant or warranty made or furnished by the Borrower in this Agreement or in connection with the Loan Documents or in compliance with the provisions of the Loan Documents proves to have been false or erroneous in any material respect;

5.1.5                     If the Borrower terminates its existence or (a) is or becomes insolvent within the meaning of the Massachusetts Uniform Commercial Code; (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (c) makes an assignment for the benefit of its creditors; (d) consents to the appointment of a receiver or custodian of itself or of the whole or any substantial part of its property; (e) is named debtor party in an involuntary bankruptcy proceeding which is not vacated or set aside within ninety (90) days; or (f) files a petition or answer seeking reorganization or arrangement under any Federal or state law;

5.1.6                     If a court of competent jurisdiction enters an order (a) appointing, without consent of the Borrower, a receiver or custodian of the Borrower or of the whole or any substantial part of the Borrower’s property, or (b) approving a petition filed against the Borrower seeking reorganization or arrangement under any Federal or state law, and such order is not vacated or set aside or stayed within sixty (60) days after it is entered;

5.1.7                     If, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction assumes custody or control of the Borrower or of the whole or any substantial part of its property, and such custody or control is not terminated or stayed within thirty (30) days after the date of assumption of such custody or control;

5.1.8                     If final judgment for the payment of money in excess of $100,000 is entered by any court against the Borrower, and within thirty (30) days after entry of the judgment the Borrower does not (a) discharge the judgment or provide for its discharge in accordance with its terms, or (b) procure a stay of execution and within said period of thirty (30) days, or such longer period during which execution of the judgment has been stayed, appeal and cause the execution to be stayed during the appeal;

5.1.9                     Any failure by the Borrower (a) to pay when due the principal of, or interest or premium on, any Indebtedness greater than $250,000 (other than the Loan) incurred or assumed by the Borrower for money borrowed or for the acquisition of property other than payments in genuine dispute or (b) to perform or observe any of the obligations which are imposed on the Borrower by any agreements securing or evidencing such Indebtedness or under which such Indebtedness is issued in each case in any amount greater than $50,000, and in either case such failure is not cured within any applicable period of grace; and

5.1.10              A default by Borrower under the Lease, which is continuing for more than any applicable cure period, unless Borrower is and continues to diligently work to cure same..

5.1.11              If neither the Lease nor any successor lease located in the Commonwealth of Massachusetts (which successor lease has been consented to by Lender in accordance with Section 3.7) has a term at lease as long as the remaining Term of the this Loan.

5.2                               Effect of Default.  If an Event of Default occurs, the Borrower’s right to request Advances will terminate immediately and without notice, and the Lender may, to the extent permitted by law and without notice to the Borrower, declare the principal of and all interest on the Loan to be immediately due and payable.

5.3                               Enforcement.  If any Event of Default has occurred, the Lender may, to the extent permitted by law and without notice to the Borrower, declare the principal of and all interest on the Loan to be immediately due and payable, and the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement or any of the Loan Documents, or proceed to enforce the payment of the Loan or to enforce other legal or equitable rights of the Lender pursuant to the Loan Documents.

SECTION 6

MISCELLANEOUS

6.1                               Remedies Cumulative: Remedies not Waived.  No remedy conferred on the Lender is intended to be exclusive of any other remedy and each remedy is cumulative and in addition to every other remedy given under this Agreement and the Loan Documents or now or in the future existing at law or in equity or by statute.  No course of dealing between the Borrower and the Lender nor any delay on the part of the Lender in exercising any rights under this Agreement will operate as a waiver of any of the Lender’s rights.

6.2                               Limited Recourse.  In consideration of the Lender’s agreement to enter into this Agreement and make the Loan, to the extent that the Borrower ever has any off-sets, defenses or claims against the Lender, its subsidiaries, affiliates, parents, officers, directors, employees, agents, predecessors, successors and assigns, both present and former (collectively, the “Lender Affiliates”), the Borrower and its partners, subsidiaries, affiliates, parents, officers, directors, employees, agents, heirs, successors, assigns, and executors, (collectively, the “Obligor Parties”), agree that any recourse an Obligor Party may have against the Lender or the Lender Affiliates will be limited to the Fund for any action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever asserted or unasserted, in contract, tort, law or in equity which the Obligor Parties may have upon or against the Lender or the Lender Affiliates by reason of any matter, cause, causes or thing whatsoever including, without limitation, to any claim that relates to, in whole or in part, directly or indirectly (a) the making or administration of the Loan, including, without limitation, such claims and defenses based on fraud, mistake, duress, usury, misrepresentation, or any other claim based on so-called “lender liability theories”; (b) any covenants, agreements, duties, or obligations set forth in the Loan Documents; (c) the actions or omissions of any of the Lender and/or the Lender Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity; (d) lost profits; (e) loss of business opportunity; (f) increased financing costs; (g) increased legal or administrative fees; or (h) damages to business reputation.

6.3                               Participation.  The Lender shall have the unrestricted right at any time and from time to time, and without the consent of but with notice to the Borrower, to grant to one or more financial institutions approved by the Lender (each a “Participant”) participating interests in the Lender’s obligations to lend hereunder and/or any or all of the Loan.  In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder.  The Lender may furnish any information concerning the Borrower in its possession from time to time to any prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

6.4                               Replacement of Documents.  Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Note or any Loan Document which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement note or other document in the same principal amount thereof and otherwise of like tenor; provided that in the case of the replacement of the Note, Warrant or other promissory note or security of Borrower, such replacement shall be subject to the Lender’s agreement to indemnify Borrower with respect to such lost, stolen, destroyed or mutilated Note, Warrant, other promissory note or security of Borrower.

6.5                               Attorneys’ Fees and Expenses.  The Borrower shall pay for or reimburse the Lender for all of its underwriting and due diligence costs associated with the Loan, including, but not limited to reasonable attorneys’ fees, costs, and expenses incurred by the Lender in connection with the preparation of the Loan Documents, closing the transaction described in the Loan Documents, and enforcing its rights with respect to the Loan Documents or any collateral for the Loan.

6.6                               Third Party Purchaser.  The Lender shall have the unrestricted right at any time or from time to time, and without the Borrower’s consent, but with notice to Borrower, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more financial institutions approved by the Lender (each, an “Assignee”) and, the Borrower agrees upon notice that it shall execute, or cause to be executed such documents as long as said documents do not contain and/or effectuate any material changes to the Note, Loan Agreement and all related documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall reasonably deem necessary to effect the foregoing.  In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, as long as said documents do not contain and/or effectuate any material changes to the Note, Loan Agreement and all related documents, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment.  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, with copies of the foregoing to Borrower, and the payment by Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender and assumed by Assignee pursuant to the assignment documentation between the Lender and Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

6.7                               Survival of Agreements, Parties in Interest, Etc.  All agreements, representations and warranties made by the Borrower in the Loan Documents or in any other document delivered to the Lender in connection with the Loan Documents by or on behalf of the Borrower, will survive the execution and delivery of the Loan Documents to the Lender.  All statements contained in any document delivered by or on behalf of the Borrower in connection with the Loan Documents or the transactions contemplated by this Agreement constitute representations and warranties by the Borrower.  All the terms, representations and warranties in this Agreement are binding upon and inure to the benefit of and are enforceable by and against the respective successors and assigns of the parties to this Agreement whether so expressed or not.

6.8                               Usury.  The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties.  If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the Note as of the date on which such excess payment was made.  If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

6.9          Notices, Etc.  All notices, demands and other communications under this Agreement must be in writing and be delivered in hand or sent by courier, express mail, or first-class mail, postage prepaid, addressed to the parties, respectively, as follows:

If to the Borrower:	CONFORMIS, Inc.
11 North Avenue
Burlington, MA 01803
Attn: Philipp Lang, M.D., President and CEO

With a copy to:	David J. Cerveny, Senior Vice President,
Intellectual Property and General Counsel
CONFORMIS, Inc.
11 North Avenue
Burlington, MA 01803
Telephone: (781) 345-9121
Fax: (781) 345-0147
E-mail:

If to the Lender:	Massachusetts Development Finance Agency
160 Federal Street
Boston, MA 02110
Attention: General Counsel

With a copy to:	Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA 01608
Attention: Robert P. Lombardi, Esq.
Telephone: (508) 929-1606
E-mail: rlombardi@ mirickoconnell.com

Either party may designate another address to which communications are to be sent or another Person to receive copies of communications.  Any communication will become effective only when received by the Person to whom it is given.  However, if it is mailed by first-class registered or certified mail, it will be deemed to be received on the earlier of (i) the third business day after it is mailed, or (ii) the day it is actually received.

6.10        Governing Law.  The Loan Documents are each contracts made under and to be construed according to the laws of the Commonwealth of Massachusetts without reference to the conflicts of laws provisions thereof.  The Borrower and the Lender agree that all actions or proceedings in any way arising out of or related to the Loan Documents or the transactions contemplated under the Loan Documents will be litigated in courts located in Suffolk County, Commonwealth of Massachusetts.

6.11        Waiver of Jury Trial.  THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

6.12        Counterparts.  This Agreement may be executed in several counterparts, and each executed copy constitutes an original instrument but the counterparts together constitute but one and the same instrument.

6.13        Headings.  The headings of the several sections, divisions or subsections of this Agreement are not to be construed to constitute any part of this Agreement.

6.14        Severability.  If any provision of this Agreement shall be held invalid under any applicable Legal Requirements, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

IN WITNESS WHEREOF, the Borrower has signed this Agreement and the Lender has caused this Agreement to be signed in its behalf, in its corporate name by its authorized officer, as a sealed instrument all as of the day and year first above written.

Attest:	CONFORMIS, INC.

/s/ David Cerveny 6/28/11	By:	/s/ Philipp Lang
	Name:	Philipp Lang, M.D.
	Title:	President and CEO

Witness:	MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

[/s/ signature]
	By:	/s/ Laura L. Canter
	Name:	Laura Canter
	Title:	Executive Vice President

EXHIBIT A

PRELIMINARY CLOSING DOCUMENT AGENDA

$1,445,000 TERM LOAN
TO BE PROVIDED BY
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
TO
CONFORMIS, INC.

CLOSING DATE:  JUNE 28, 2011

LENDER:	Massachusetts Development Finance Agency
160 Federal Street 7th Floor
Boston, Massachusetts 02110
	Attention:	James P. Kenney
	E-Mail:	Jkenney@massdevelopment.com
	Telephone:	(617) 330-2049
	Facsimile	(617) 330-2001

BORROWER:	CONFORMIS, Inc., a Delaware corporation
11 North Avenue
Burlington, Massachusetts 01803
	Attention:	Philipp Lang, M.D., President and Chief Executive Officer
E-Mail:
Telephone:
Facsimile

LENDER’S COUNSEL:	Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, Massachusetts 01608
	Attention:	Robert P. Lombardi, Esquire
	E-Mail:	rlombardi@mirickoconnell.com
	Telephone:	(508) 791-8500
	Facsimile	(508) 983-6268

or

	Attention:	Denise S. Butler, Esquire
	E-Mail:	dbutler@mirickoconnell.com
	Telephone:	(508) 929-1657
	Facsimile	(508) 463-1388

BORROWER’S COUNSEL:
Attention:
E-Mail:
Telephone:
Facsimile:

SUMMARY OF TRANSACTION:

Lender, through the Emerging Technology Fund, intends to provide up to a $1,445,000 term loan to Borrower secured by certain equipment to be purchased with such loan.

What follows is a preliminary listing of the items required by Lender to close.  This listing is subject to further revision as the circumstances may warrant or require.  In addition, a notation has been made of the party or attorney who will be required to draft or furnish the particular item.

Legend:	(i)	B	=	Borrower

	(ii)	BC	=	Borrower’s Counsel

	(iii)	L	=	Lender

	(iv)	LC	=	Lender’s Counsel

Agenda Number	Item		Responsible Party	Status
I. LOAN DOCUMENTS
	Commitment Letter dated as of May 18, 2011		LC
	1.1	Loan Agreement	LC	In agreed form. Sent to B for final sign-off.
	1.2	$ 1,445,000 Term Note	LC	In agreed form. Sent to B for final sign-off.
	1.3	Security Agreement	LC	In agreed form. Sent to B for final sign-off.
	1.4	Perfection Certificate	LC	In agreed form. Sent to B for final sign-off.
	1.5	Form of Warrant of Borrower	BC	To be delivered to Lender and Lender’s counsel not less than 10 days before closing
1.6

(a) UCC-1 Financing Statement(s) to be filed with the Secretary of State of the State of Delaware

(b) UCC-1 Financing Statement(s) to be filed with the Secretary of State of the Commonwealth of Massachusetts

			LC	Need Borrower Tax ID #
	1.7	Evidence of Insurance (Acord 27) for Borrower naming Lender as Loss Payee on Collateral (to be issued upon funding), including: (i) General Liability and (ii) Fire and Extended coverage	B	To be provided by B.
	1.8	Collateral — Serial Numbers	B	Complete

Agenda Number	Item		Responsible Party	Status
II. REAL ESTATE MATTERS
	2.1	Certified Copies of the Lease	B	To be provided by B.
	2.2	Landlord’s Consent, and Waiver	BC	Draft circulated by LC. To be discussed with B.
	2.3	Landlord’s Estoppel Certificate	BC	In agreed form. Sent to B for final sign-off.
III. BORROWER AND GUARANTOR ORGANIZATIONAL AND AUTHORITY DOCUMENTS
3.1

Secretary’s Certificate of Borrower regarding Certificate of Formation, certified by the Delaware Secretary of State, Bylaws of Borrower (including copy of the amendments), votes, consents and other authority items of Borrower and a Certificate of Incumbency of the officers of Borrower with signature specimens

			BC	B to provide
	3.2	Certificates of Good Standing of Borrower issued by Delaware Secretary of State and the Secretary of the Commonwealth of Massachusetts	BC	B to provide
IV. LEGAL OPINIONS
	Legal Opinion of Counsel for the Borrower (Due Authority; Enforceability)		BC	BC to provide
V. THIRD PARTY/AGREEMENTS AND DISCHARGES
	5.1	UCC, Tax and Judgment Search Reports for:	LC
a. Borrower
	5.2	UCC-3 Termination Statements required, if any	BC
	5.3	Confirmation of Investment Checking	B/L

Agenda Number	Item		Responsible Party	Status
	5.4	Intercreditor Agreement	LC	In agreed form. Sent to B for final sign-off.
	5.5	Subordination Agreement	LC	In agreed form. Sent to B for final sign-off.
VI. FUNDING/DISBURSEMENTS
	6.1	Requisition Certificate (disbursement instructions for Closing)	LC
	6.2	Payment of Lender’s Fees and Expenses	B
	6.3	Payment of Lender’s Counsel Fees and Expenses	B
	6.4	Post Closing Letter, if required	LC
	6.5	Such Other Documents Deemed Necessary or Appropriate by Lender or its Counsel	LC

EXHIBIT B
REQUISITION CERTIFICATE

June 29, 2011

Massachusetts Development Finance Agency is hereby authorized to pay:

                                                                                 DOLLARS ($                                ) to the order of the following:

1.	Fees and Disbursements to Mirick O’Connell	$

2.	Fees to	$

3.	Advance to Borrower per Section of Loan Agreement	$

	TOTAL DISBURSEMENTS:	$

Attest:	CONFORMIS, INC.

By:
Philipp Lang, MD., President

EXHIBIT C

(Form of Warrant)

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED OR DISPOSED OF EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION OR DISPOSITION.

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

WARRANT TO PURCHASE
SERIES D PREFERRED STOCK OF
CONFORMIS, INC.

(Void after            ,2021)

This certifies that Massachusetts Development Finance Agency, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, or rightful assigns (the “Holder”), for value received, is entitled to purchase from ConforMIS, Inc., a Delaware corporation (the “Company”), subject to the terms set forth of this Warrant (this “Warrant”) issued as of             ,2011 (the “Effective Date”), a maximum of 16,000 fully-paid and nonassessable shares (subject to adjustment as provided herein) of the Company’s Series D Preferred Stock (the “Warrant Shares”) for cash at a price of $6.00 per share (the “Exercise Price”) (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (Massachusetts time) on the earlier of (i) a sale or exchange of all or substantially all of the assets of the Company (other than a sale or exchange to a subsidiary corporation of the Company or a sale or exchange effected for the purpose of reincorporating the Company in another jurisdiction) or the merger or consolidation of the Company with or into another entity in which the stockholders of the Company immediately prior to such transaction shall own less than a majority of the voting securities or power of the surviving entity immediately subsequent to such transaction (other than a merger or consolidation effected for the purpose of reincorporating the Company in another jurisdiction), or (ii)            ,2021, such earliest day being referred to herein as the “Expiration Date,” upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof; provided however, that if the Company conducts an initial underwritten public offering of its common stock (the “Common Stock”) pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), prior to the occurrence of (i) and (ii) above, the Expiration Date shall instead be the date five years after the initial closing of such initial public offering.  The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.                                       Exercise, Issuance of Certificates, Reduction in Number of Warrant Shares.

1.1.                              General.  This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant.  The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares.  Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all of the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under this Warrant surrendered upon such purchase.  Each stock certificate so delivered shall be registered in the name of such Holder.

1.2.                              Net Issue Exercise of Warrant.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Series D Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Series D Preferred Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Series D Preferred Stock computed using the following formula:

	X=	Y (A-B)
A

Where	X=	the number of shares of Series D Preferred Stock to be issued to Holder

Y=

the number of shares of Series D Preferred Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

	A=	the fair market value of one share of the Company’s Series D Preferred Stock (at the date of such calculation)

	B=	the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Series D Preferred Stock shall be determined by the Company’s Board of Directors in the good faith exercise of its reasonable business judgment; provided, however, that if at the time of such exercise the Company’s Common Stock is listed on any established stock exchange or a national market system, then the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible at the time of such exercise.  Notwithstanding the foregoing, in the event this Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the product of (a) the per share offering price of the Common Stock to the public in the Company’s initial public offering, and (b) the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible at the time of such exercise.

2.                                       Warrant Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all Warrant Shares, and all shares of Common Stock issuable upon conversion of such Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company shall at all times reserve and keep available out of its authorized and unissued Series D Preferred Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Series D Preferred Stock as shall, from time to time, be sufficient therefor.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the conversion of all of Warrant Shares issuable pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.                                       Adjustment of Exercise Price and Number of Warrant Shares.  The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.  Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1.                              Subdivision or Combination of Stock.  In the event the outstanding shares of Series D Preferred Stock shall be increased by a stock dividend, stock split, subdivision or other similar transaction occurring after the Effective Date into a greater number of shares of Series D Preferred Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased.  Conversely, in the event the outstanding shares of Series D Preferred Stock shall be decreased by reverse stock split, combination, consolidation or other similar transaction occurring after the Effective Date into a lesser number of shares of Series D Preferred Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

3.2.                              Reclassification.  If any reclassification of the capital stock of the Company (in one transaction or a series of related transactions) (a “Reclassification Event”) shall be effected in such a way that holders of Series D Preferred Stock shall be entitled to receive other stock or securities of the Company, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Series D Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such other stock or securities of the Company as may be issued with respect to or in exchange for that number of outstanding shares of such Series D Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities of the Company thereafter deliverable upon the exercise hereof.

3.3.                              Notice of Adjustment.  Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder at the address of such Holder as shown on the books of the Company.  The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.                                       Registrable Securities.  Upon exercise of this Warrant, the Warrant Shares shall, on the terms set forth therein, be “Registrable Securities” under that certain Amended and Restated Information and Registration Rights Agreement dated as of June 18, 2008, as it may be amended or restated form time to time (the “Rights Agreement”), to which the Company and certain of its stockholders are parties, and the Holder shall be entitled to all rights granted to the other holders of Registrable Securities thereunder.  By its receipt of this Warrant, the Holder agrees, upon exercise of this Warrant, to be bound by the Rights Agreement as an “Investor” thereunder and to execute a counterpart signature page thereto.

5.                                       No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.                                       Compliance with Securities Act; Transferability of Warrant; Disposition of Warrant Shares and Common Stock.

6.1.                              Compliance with Securities Act.  The Holder, by acceptance hereof, agrees that this Warrant, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Warrant Shares are being acquired for investment and that it shall not offer, sell or otherwise dispose of this Warrant, any Warrant Shares or any shares of Common Stock issuable upon conversion of the Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws.  This Warrant, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED OR DISPOSED OF EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION OR DISPOSITION.”

6.2.                              Accredited Investor; Access to Information; Pre-Existing Relationship.  Holder presently qualifies and will as of any exercise of this Warrant qualify as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Act.  The state or, if Holder does not reside in the United States, the country of residency of Holder (or, in the case of a partnership, corporation or other entity, such entity’s principal place of business) for purposes of the Company’s compliance with applicable securities laws is the state or country listed in Holder’s address as set forth on the signature pages to this Warrant.  Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access.  Holder further represents and warrants that the Holder has either (a) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Holder to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (b) such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Warrant Shares.

6.3.                              Warrant Transferable.  Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company.

6.4.                              Disposition of Warrant, Warrant Shares and Common Stock.  With respect to any offer, sale, or other disposition of this Warrant, any Warrant Shares, or of any shares of Common Stock issuable upon conversion of the Warrant Shares prior to registration of such shares, the Holder hereof and each subsequent Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant, Warrant Shares or Common Stock, as the case may be, and indicating whether or not under the Act certificates for such Warrant, Warrant Shares or Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act.  Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant, Warrant Shares or Common Stock, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 6.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.  Notwithstanding the foregoing, such Warrant, Warrant Shares or Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied.  Each certificate representing this Warrant, Warrant Shares or Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

6.5.                              Market Standoff.  The Holder agrees that if so requested by the Company or any representative of the underwriters in connection with registration of the initial public offering of any securities of the Company under the Act, the Holder shall not sell or otherwise transfer any Warrant Shares, or any shares of Common Stock issuable upon conversion of the Warrant Shares, or any other securities of the Company during the 180 day period following the effective date of such registration statement.  The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

7.                                       Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8.                                       Notices.  Any notice, request, or other document required or permitted to be given or delivered to the Holder or to the Company hereunder shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (1) if to the Company, as set forth below the Company’s name on the signature pages of this Warrant, and (2) if to the Holder, at the Holder’s address as set forth below the Holder’s name on the signature pages of this Warrant, or at such other address as the Company or the Holder may designate by 10 business days’ advance written notice to the other.

9.                                       Governing Law.  This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction.

10.                                 Lost or Stolen Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.                                 Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the difference between the then effective Exercise Price and the fair market value of one Warrant Share, rounded down to the nearest whole cent; provided, however, that no payment of less than $10.00 shall be required.

12.                                 No Impairment.  The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

13.                                 Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued as of the Effective Date.

ConforMIS, Inc.

Philipp Lang, M.D., Chief Executive Officer

11 North Avenue
Burlington, MA 01803
Telephone: (781) 345-9121
Fax: (781) 345-0147

AGREED AND ACCEPTED BY THE HOLDER:

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Email:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:	ConforMIS, Inc.

[Please mark one box]

☐

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)         shares of Series D Preferred Stock of ConforMIS, Inc., a Delaware corporation (the “Company”), and herewith makes payment of $                  therefor.

☐

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)         shares of Series D Preferred Stock of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with Section 1.2 thereof. The undersigned hereby authorizes the Company to make the required calculation under Section 1.2 of the Warrant.

The undersigned represents that it is acquiring such Series D Preferred Stock, and any Common Stock issuable upon conversion of the Series        Preferred Stock, for its own account for investment and not with a view to or for sale in connection with any distribution thereof.  The undersigned further represents and confirms that the representations and warranties of the Holder set forth in Section 6.2 of the attached Warrant are true and correct as of the date hereof.  The undersigned requests that certificates for such shares be issued in the name of, and delivered to:                                                 whose address is:                                         .

DATED:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:

Title:

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

EXHIBIT D

LANDLORD ESTOPPEL CERTIFICATE

To:  Massachusetts Development Finance Agency, its successors and assigns (collectively, the “Lender”)

The undersigned hereby certifies and agrees as follows:

1.                                      The undersigned is the landlord (the “Landlord”) under that certain Lease by and between the Landlord and CONFORMS, Inc., a Delaware corporation (the “Tenant”) dated August 26, 2010 (the “Lease”) affecting space in the building located at 11 North Avenue, Burlington, Massachusetts 01803 (the “Building”).

2.                                      The Lease commenced on October 28, 2010.

3.                                      The Lease expires on October 31, 2015.  Tenant has an option to extend the term of the Lease.

4.                                      Rent payable in the amount of $18,333.00 per month has been paid through June 1, 2011.

5.                                      Tenant has deposited $250,000.00 as a security deposit with Landlord pursuant to the terms of the Lease.

6.                                      The Lease is in full force and effect and to Landlord’s knowledge without default thereunder by Tenant or Landlord.

7.                                      The Lease is the entire agreement between the Landlord and Tenant pertaining to the Building.

8.                                      The Lease has not been amended, modified or supplemented, except for completion of the Commencement Date Agreement dated March 25, 2011.

9.                                      There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease or the Building.

Landlord acknowledges that Lender will rely on this Certificate in making a loan or otherwise extending credit to Tenant.

Dated: June 28, 2011	N.W. MIDDLESEX 36 TRUST

By:
Name:
Title:

EXHIBIT E

INTERCREDITOR AGREEMENT

           , 2011

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is among VENTURE LENDING & LEASING V, INC. and VENTURE LENDING & LEASING VI, INC., both Maryland corporations, having their principal places of business at 2010 North First Street, Suite 310, San Jose, CA 95131 (each, a “Firm” and together, the “Firms”), MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, and having a principal place of business at 160 Federal Street, Boston, Massachusetts 02110 (the “Lender”), and CONFORMIS, INC., a Delaware corporation having a principal place of business at 11 North Avenue, Burlington, Massachusetts 01803 (the “Borrower”).

WHEREAS, the Firms have loaned certain sums to the Borrower (the “Firm Loans”) as evidenced by those certain Loan and Security Agreements dated as of August 11, 2009 and February 16, 2011, respectively, as amended from time to time (the “Firm Agreements”), and various related documents, existing and to be entered into hereafter (together with the Firm Agreements, the “Firm Documents”).  Pursuant to the terms of the Firm Documents, the Borrower has granted to each Firm security interests in all the personal property assets, whether now owned or hereafter acquired, of the Borrower (the “Collateral”); and

WHEREAS, the Lender has loaned certain sums to the Borrower (the “MDFA Loan”) as evidenced by that certain Loan Agreement as of the date hereof, as amended from time to time, (the “MDFA Agreement”) and various related documents, existing and to be entered into hereafter (together with the MDFA Agreement, “MDFA Documents”).  One of the documents comprising the MDFA Documents is that certain Security Agreement dated as of the date hereof granted by the Borrower in favor of the Lender (the “Security Agreement”) encumbering certain equipment owned by the Borrower and described on Schedule I attached hereto (the “Equipment”); and

WHEREAS, each Firm is willing to consent to the Lender acquiring a senior, first priority security interest in the Equipment; and

WHEREAS, the Lender is willing to consent to each Firm acquiring a subordinate security interest in the Equipment.

NOW, THEREFORE, in consideration of the above, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

NOW, THEREFORE, in consideration of the above, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Each Firm hereby consents to the security interest of the Lender in the Equipment and the parties hereto agree that such Firm’s security interest in the Equipment is subordinate to the security interest of the Lender in the Equipment.  The parties agree that: (a) the security interest of the Lender granted in the Equipment to secure the MDFA Loan shall in all cases be superior to, and entitled to priority over, each Firm’s security interest in the Equipment to secure the Firm Loans; and (b) the security interests of the Firms granted in the other Collateral (excluding the Equipment) to secure the Firm Loans shall in all cases be superior to, and entitled to priority over, the Lender’s security interest, if any, in such other Collateral to secure the MDFA Loan.

2.                                      At all times the Lender may exercise any and all of its rights and remedies under the MDFA Documents with respect to the Equipment only (and no other Collateral).  Nothing herein will in any way delay or hinder the Lender’s exercise of its rights and remedies under the MDFA Documents with respect to the Equipment only.  Neither Firm may exercise its rights with respect to the Equipment, unless the MDFA Loan has been indefeasibly paid in full or such Firm has received the prior written consent of the Lender.  The Lender may not exercise its rights with respect to any Collateral (other than the Equipment), unless the Firm Loans have been indefeasibly paid in full or the Lender has received the prior written consent of the Firms.

3.                                      The Lender may, without the consent of, or notice to, either Firm, (i) grant any indulgence, discharge of indebtedness or release of the Equipment; (ii) alter, amend, cancel, waive or modify any term or condition of the MDFA Loan; and (iii) increase the principal amount of MDFA Loan in accordance with the terms of the Firm Documents.  The Firms may, without the consent of, or notice to, the Lender, (i) grant any indulgence, discharge of indebtedness or release of the Collateral (other than the Equipment); (ii) alter, amend, cancel, waive or modify any term or condition of the Firm Loans; and (iii) increase the principal amount of the Firm Loans in accordance with the terms of the MDFA Documents.

4.                                      Each Firm agrees that, upon the occurrence of an Event of Default under and as defined in the MDFA Documents, such Firm shall not object to the Lender taking possession of the Equipment and liquidating the Equipment.  The Lender agrees that, upon the occurrence of an Event of Default under and as defined in the Firm Documents, the Lender shall not object to the Firms taking possession of the Collateral (other than the Equipment) and liquidating such Collateral.

5.                                      The Firms and the Lender may each assign its rights under the Firm Documents and the MDFA Documents, as applicable, provided such assignment is made subject to this Agreement.

6.                                      The provisions of this Agreement are solely for the purpose of defining the relative rights of the Firms and the Lender with respect to the Equipment and the other Collateral and, except as specifically provided herein, nothing contained in this Agreement shall be deemed to modify or impair any obligations of the Borrower with respect to the Firm Loans or the MDFA Loan, as applicable.

7.                                      This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

8.                                      Any notice, consent or other communication (“Notice”) required or permitted hereunder must be in writing and given or served by (a) delivering the Notice personally, (b) sending the Notice by prepaid registered or certified mail, return receipt requested, or (c) facsimile transmission.  Notices deposited in the mail shall be deemed given on the sooner of (a) the date on which the party actually received or refused the written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party, or (b) the third (3rd) day after mailing.  Notices given by facsimile shall be deemed given upon transmittal, provided the sender obtains written confirmation that the transmission was received.  The initial addresses and facsimile numbers of the parties for purposes of this Agreement are:

If to the Lender:	Massachusetts Development Finance Agency
160 Federal Street, 7th Floor
Boston, MA 02110
Attn: James P. Kenney
Telephone: (617) 330-2049
Facsimile: (617) 330-2001

With a copy to:	Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA 01608
Attn: Robert P. Lombardi, Esq.
Telephone: (508) 929-1606
Facsimile: (508) 983-6268

If to the Firm:	Venture Lending & Leasing V, Inc. and
Venture Lending & Leasing VI, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
Attention: Chief Financial Officer
Telephone: 408-436-8577
Facsimile: 408-436-8625

If to the Borrower:	CONFORMIS, Inc.
11 North Avenue
Burlington, MA 01803
Attn: Philipp Lang, M.D., President and CEO
Telephone:
Facsimile:

With a copy to:	David J. Cerveny, Senior Vice President
Intellectual Property and General Counsel
CONFORMIS, Inc.
11 North Avenue
Burlington, MA 01803
Telephone: (781) 345-9121
Fax: (781) 345-0147

Upon at least three (3) days prior notice, any party or its respective successors and assigns has the right from time to time to change its address or facsimile number.

9.                                      No waiver will be deemed to have been made by the Firm or the Lender of any of their respective rights and remedies hereunder unless the waiver is in writing and a waiver, if any, will be a waiver only with respect to the specific instance involved and will in no way impair either party’s other rights and remedies in any respect or at any other time.

10.                               This Agreement will be binding on the respective successors and assigns of the Firm, the Lender and the Borrower.

11.                               The parties hereto will execute any further instruments and take any further acts as may be reasonably necessary to carry out the provisions and purposes of this Agreement.  The obligations under this Agreement of the Firm and the Borrower are unique and are specifically enforceable.

12.                               In the event the Firm breaches any term or condition of this Agreement, the Firm will pay on demand all attorneys’ reasonable fees and costs and out-of-pocket expenses incurred by the Lender which are directly or indirectly related to the Lender’s efforts to enforce any of the obligations of the Firm hereunder.

13.                               This Agreement constitutes the entire understanding between and among the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions and negotiations between and among any of them with respect to the subject matter hereof.  No provisions hereof may be altered, amended, waived, canceled or modified, except by a written instrument signed by the Lender and the Firm.

14.                               This Agreement and all rights, duties, and obligations arising therefrom will be construed in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflicts of laws provisions thereof.  The parties submit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes with respect to this Agreement.

Executed as a sealed instrument on the date first above written.

THE BORROWER:

CONFORMIS, INC

By:
Witness	Name:	Philipp Lang, M.D.
	Title:	President and CEO

THE FIRMS

VENTURE LENDING & LEASING V, INC

By:
Witness	Its President and CEO

VENTURE LENDING & LEASING VI, INC

By:
Witness	Its President and CEO

THE LENDER

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:
Witness	Name:
Title:

SCHEDULE I

EQUIPMENT

1.	sPro 60 HD #l	Serial Number 0051

2.	sPro 60 HD #2	Serial Number 0075

3.	sPro 60 HD #3	Serial Number 0152

4.	sPro 140 SLS/sPro 60 HD	Serial Number TBD

EXHIBIT F

SUBORDINATION AGREEMENT

WHEREAS, ConforMIS, INC., a Delaware corporation having a principal place of business at 11 North Avenue, Burlington, Massachusetts 01803 (the “Borrower”) is indebted to those certain creditors listed on Schedule 1 attached hereto (each, a “Creditor”, collectively, the “Creditors”) in the principal amount of $8,000,000; and

WHEREAS, the Borrower has requested MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, and having a principal place of business at 160 Federal Street, Boston, Massachusetts 02110 (the “Lender”) to grant financial accommodations to the Borrower, and the Lender has indicated that it is unwilling to do so unless the Borrower and the Creditors shall join in this Agreement and the Creditors shall subordinate, to the extent and in the manner hereinafter set forth, the indebtedness hereinbefore referred to and also all other indebtedness of the Borrower to the Creditors, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (the “Subordinated Debt”) to all indebtedness of the Borrower to the Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (the “Lender Debt”);

NOW, THEREFORE, in consideration of the premises and as an inducement to the Lender to grant financial accommodations to the Borrower, whether by loan or advance or extension of time for the payment of Lender Debt or otherwise, and in consideration of the granting thereof, the Borrower and the Creditors warrant to and covenant with the Lender as follows:

1.                                      Until all Lender Debt shall have been paid in full, the Borrower shall not, directly or indirectly, make any payment of principal or interest on account of or transfer any collateral for any part of the Subordinated Debt, no Creditor shall demand or accept from Borrower or any other person any such payment or collateral nor cancel, set off or otherwise discharge any part of the Subordinated Debt and neither Borrower nor any Creditor shall otherwise take or permit any action prejudicial to or inconsistent with the Lender’s priority position over the Creditors created by this Agreement.

2.                                      Each Creditor hereby assigns, transfers and sets over to the Lender the Subordinated Debt, as applicable, whether evidenced by negotiable or non-negotiable instruments, securities or other writings, book entries or otherwise, together with any collateral therefor. The indebtedness is recorded on the books of the Borrower.

3.                                      No Creditor will commence or join with any other creditor or creditors of the Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against the Borrower.  At any meeting of creditors of the Borrower or in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or otherwise, if all Lender Debt has not been paid in full at the time, the Lender is hereby irrevocably authorized at any such meeting or in any such proceeding:

(a)                                 To enforce claims comprising Subordinated Debt either in its own name or the name or names of any Creditor, by proof of debt, proof of claim, suit or otherwise;

(b)                                 To collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Debt and apply the same, or the proceeds of any realization upon the same that the Lender in its discretion elects to effect, to Lender Debt until all Lender Debt shall have been paid in full, rendering any surplus to the Creditors;

(c)                                  To vote claims comprising Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)                                 To take generally any action in connection with any such meeting or proceeding which the Creditors might otherwise take.

4.                                      Should any payment on account of or any collateral for any part of the Subordinated Debt be received by any of the Creditors, such payment or collateral shall be delivered forthwith to the Lender by the recipient for application to Lender Debt, in the form received except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Lender.  The Lender is irrevocably authorized to supply any required endorsement or assignment which may have been omitted.  Until so delivered any such payment or collateral shall be held by the recipient in trust for the Lender and shall not be commingled with other funds or property of the recipient.

5.                                      No part of the Subordinated Debt is evidenced by any instrument, security or other writing which has not previously been or is not concurrently being deposited with the Lender; each Creditor is the lawful owner of the Subordinated Debt, as applicable, and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Lender.  Until all Lender Debt has been paid in full, the Borrower shall not issue any instrument, security or other writing evidencing any part of the Subordinated Debt or amend any existing instrument, security or other writing except at the request of and in the manner requested by the Lender; and no Creditor shall assign or subordinate any part of the Subordinated Debt, as applicable, except to or in favor of the Lender.

6.                                      The Lender is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with the provisions hereof applicable to it, at any time when any of the Creditors shall have failed to comply with any provision hereof applicable to it.  Each Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Lender.  Each Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Lender

Debt or Subordinated Debt to which it may be a party, notice of the acceptance of this Agreement by the Lender, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, Lender Debt or Subordinated Debt; assent to any renewal, extension or postponement of the time of payment of Lender Debt or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon; and agree to the provisions of any instrument, security or other writing evidencing Lender Debt.

7.                                      The Borrower and the Creditors shall execute and deliver to the Lender such further instruments and shall take such further action as the Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

8.                                      Upon (i) the irrevocable payment in full of all indebtedness of the Borrower to the Lender, and (ii) the termination of all agreements under which the Lender is obligated to extend credit, to make advances, loans or other financial accommodations to the Borrower, the Creditors (acting unanimously), by written notice to the Lender, terminate this Agreement.  If all indebtedness of the Borrower to the Lender is at any time or times hereafter paid in full and thereafter the Borrower again becomes indebted to the Lender, the provisions of this Agreement shall apply to such new indebtedness unless, before the same is incurred the Creditors notify the Lender in writing to the contrary.  If, in reliance upon this Agreement, the Lender grants loans or extensions or takes other action, after the termination of this Agreement by the Creditors, but prior to the receipt by the Lender of written notice of such termination, the Lender’s rights shall be the same as they would have been had such termination not occurred, and the Borrower and the Creditors shall indemnify the Lender and save it harmless from and against any loss, cost, liability or expense which it may have incurred or suffered by reason of any action so taken by it.

9.                                      If any warranty herein contained shall prove to have been materially false when made or in the event of a breach by the Borrower or the Creditors in the performance of any of the terms hereof, the Lender may, at its option, declare all Lender Debt to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed.

10.                               The rights granted to the Lender hereunder are solely for its protection and nothing herein contained shall impose on the Lender any duties with respect to any property of the Borrower or the Creditors received hereunder beyond reasonable care in its custody and preservation while in the Lender’s possession.  The Lender shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

11.                               This Agreement is intended to take effect as a sealed instrument, shall be binding upon the Borrower, the Creditors, their respective executors, administrators, other legal representatives, successors and assigns, shall inure to the benefit of the Lender, its successors and assigns and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties executed this      day of June, 2011.

THE BORROWER:

ConforMIS, INC.

By:
Witness	Name:
Title:

THE CREDITORS:

Witness	Name: Ralph Woodford, Director

Name: Gregory Link, Director

Name:

THE LENDER:

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:
Witness	Name:
Title:

SCHEDULE 1

Aeris Capital Archer L.P.

EXHIBIT G

(Landlord’s Agreement, Waiver and Consent)

Property address:  11 North Avenue, Burlington, Massachusetts

Record and return to:
Robert P. Lombardi, Esq.
Mirick O’Connell
100 Front Street
Worcester, MA 01608	This space reserved for Recorder’s use ony

LANDLORD’S AGREEMENT, WAIVER, AND CONSENT

WHEREAS, CONFORMIS, INC. (the “Tenant”) has or is about to enter into certain financing agreements with MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, its successors and assigns (the “Lender”) pursuant to which the Lender has been or may be granted a security interest in certain property of the Tenant; and

WHEREAS, Tenant is the tenant, pursuant to a lease agreement by and between Tenant and the undersigned (the “Landlord”) dated as of August 26, 2010 (the “Lease”), of certain demised premises contained in the building located at the following address:

11 North Ave
Burlington, MA 01803

and more particularly described in the Lease (the “Premises”);

NOW, THEREFORE, for valuable consideration, the Landlord agrees, for as long as Tenant remains indebted to the Lender, as follows:

(a)                                 Landlord acknowledges and agrees that the personal property of Tenant (which for purposes hereof shall not include computer wiring, telephone wiring and systems, and demountable partitions) in which the Lender has been granted a security interest (the “Lender Collateral”) may from time to time be located on the Premises;

(b)                                 Landlord subordinates, waives, releases and relinquishes unto the Lender, its successors or assigns, all right, title and interest, if any, which the Landlord may otherwise claim in and to the Lender Collateral, except as provided in subparagraph (d) hereinbelow;

(c)                                  Upon providing the Landlord with at least five (5) business days’ prior written notice that Tenant is in default of its obligations to the Lender, the Lender shall then have the right to enter the Premises during business hours for the purpose of removing said Lender Collateral, provided (i) the Lender completes the removal of said Lender Collateral within thirty (30) business days following said first written notice of default, and (ii) the Lender restores any part of the Premises which may be damaged by such removal to its condition prior to such removal in an expeditious manner not to exceed thirty (30) business days following said first written notice of default;

(d)                                 Upon receipt of written notice from Landlord of the expiration or earlier termination of the Lease, the Lender shall have thirty (30) business days to enter the Premises during business hours, remove said Lender Collateral, and restore any part of the Premises which may be damaged by such removal to its condition prior to such removal.  If the Lender fails to so remove the Lender Collateral, the Lender agrees that the Lender Collateral shall thereupon be deemed subject to the yield up provisions of the Lease, so the Landlord may treat the Lender Collateral as abandoned, deem it Landlord’s property, if Landlord so elects, and retain or remove and dispose of it, all as provided in the Lease;

All notices and other communications under this Landlord’s Consent and Waiver shall be in writing, and shall be delivered by hand, by a nationally recognized commercial next day delivery service, or by certified or registered mail, return receipt requested, and sent to the following addresses:

if to the Lender:	Massachusetts Development Finance Agency
160 Federal Street
Boston, MA 02110
Attention: General Counsel

with a copy to:	Mirick, O’Connell, DeMallie & Lougee, LLP
100 Front Street
Worcester, MA 01608
Attention: Robert P. Lombardi, Esq.

if to the Landlord:	c/o Nordblom Management Company, Inc.
15 Third Avenue
Burlington, MA 01803

Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of a next day delivery service, on the next business day after being placed in the possession of such delivery service with next day delivery charges prepaid, and (c) in the case of mail, five (5) days after deposit in the postal system, certified or registered mail, return receipt requested and postage prepaid.  Either party may change its address and telecopy number by written notice to the other as provided above; and

(e)                                  The Lender shall indemnify and hold harmless the Landlord for any and all damage caused as a result of the exercise of the Lender’s rights hereunder.

This Landlord’s Consent and Waiver may not be changed or terminated orally and inures to the benefit of and is binding upon the Landlord and its successors and assigns, and inures to the benefit of and is binding upon the Lender and its successors and assigns.

IN WITNESS WHEREOF, THIS Landlord’s Waiver, Consent and Agreement is entered into as of the date first set forth above.

Landlord

N.W. MIDDLESEX 36 TRUST

By:
Name:
Title:

Lender

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:
Name:
Title:

Tenant

Agreed to and acknowledged by Tenant as of the 29th day of June, 2011

CONFORMIS, INC.

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On           , 2011,            , the                of Massachusetts Development Finance Agency, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, (the “Principal”) personally appeared before me and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose.  The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document.  The satisfactory evidence of identification provided to me was:

☐                                    A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐                                    On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐                                    Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐                                    The following evidence of identification:

Notary Public

Printed Name

My Commission Expires

[Seal]

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

On         ,           , the       of N.W. Middlesex 36 Trust, a Massachusetts limited liability company, (the “Principal”) personally appeared before me and acknowledged to me that the Principal signed the preceding or attached document voluntarily for  its stated purpose.  The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document.  The satisfactory evidence of identification provided to me was:

☐                                    A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐                                    On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐                                    Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐                                    The following evidence of identification:

Notary Public

Printed Name

My Commission Expires

[Seal]

COMMONWEALTH OF MASSACHUSETTS

               , ss.

On           , 2011,         , the           CONFORMIS, Inc., a Delaware corporation, (the “Principal”) personally appeared before me and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose.  The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document.  The satisfactory evidence of identification provided to me was:

☐                                    A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐                                    On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐                                    Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐                                    The following evidence of identification:

Notary Public

Printed Name

My Commission Expires

[Seal]

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

[TO BE PROVIDED]

SCHEDULE I

EQUIPMENT

1.	sPro 60 HD #l	Serial Number 0051

2.	sPro 60 HD #2	Serial Number 0075

3.	sPro 60 HD #3	Serial Number 0152

4.	sPro 140 SLS/sPro 60 HD	Serial Number TBD

SCHEDULE 4.1
Subsidiaries

The Borrower has a wholly owned Subsidiary, ConforMIS Europe GmbH, with operations in Germany.

The Borrower has a wholly owned Subsidiary, ConforMIS Hong Kong Ltd., with operations in Hong Kong.

The Borrower has a wholly owned Subsidiary, ImaTx, Inc., with its operations in California.

The Borrower may in the future establish one or more Subsidiaries in Singapore, Australia or the United Kingdom.

SCHEDULE 4.2
Litigation

Over 1200 patients have received the Borrower’s implant devices, including both the current versions and the earlier, prototype versions.  Complications have been observed in some patients.  These complications include: joint infection, pain or dislocation.  One of the patients that experienced such complications filed suit against the Borrower, and that suit is ongoing.  The Borrower has general liability, product liability and clinical trial insurance.

The Borrower has in the past, and may in the future, recall one or more of its products.

SCHEDULE 4.6
Taxes

CONFORMIS has filed for extensions of time to file tax returns for the year ending 2010.